EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE

The Company has computed and presented earnings per share ("EPS") in accordance with Statement of Financial Accounting Standards No. 128. Reconciliation of the numerators and the denominators of the basic and diluted per share computation for net income are as follows:

                                                           (amounts in thousands, except per share data)
                                                                           (unaudited)

                                                                Income      Shares        Per-Share
                                                               (Numerator) (Denominator)  Amount
                                                                ---------   -----------   ------
Six months ended June 30, 2005
   Basic EPS
      Net income and income available to common stockholders      $2,637       1,683      $1.57
                                                                  ------      ------      -----
      Effect of dilutive securities, options                                       0
                                                                  ------      ------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions                                              $2,637       1,683      $1.57
                                                                  ======      ======

Six months ended June 30, 2004
   Basic EPS
      Net income and income available to common stockholders      $2,168       1,424      $1.52
      Effect of dilutive securities, options                                       0
                                                                  ------      ------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions                                              $2,168       1,424      $1.52
                                                                  ======      ======
                                                           (amounts in thousands, except per share data)
                                                                           (unaudited)

                                                                Income      Shares        Per-Share
                                                               (Numerator) (Denominator)  Amount
                                                                ---------   -----------   ------
Three months ended June 30, 2005
   Basic EPS
      Net income and income available to common stockholders      $1,308       1,683      $ .78
      Effect of dilutive securities, options                                      0
                                                                  ------      ------
   Diluted EPS
      Income available to common stockholders and assumed
         conversions
                                                                  $1,308       1,683      $ .78
                                                                  ======      ======
Three months ended June 30, 2004
   Basic EPS
      Net income and income available to common stockholders      $1,096       1,424      $ .77
      Effect of dilutive securities, options                                      0
                                                                  ------      ------
    Diluted EPS
      Income available to common stockholders and assumed
         conversions                                              $1,096       1,424      $ .77
                                                                  ======      ======

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